Exhibit 10.1
                           [E-PAY LIMITED Letterhead]

October 4, 2005




John Gardiner
Langtons
40 High Road
Chigwell
Essex  IG7 6DL



Dear John

SERVICE AGREEMENT MADE BETWEEN E-PAY LIMITED (1) (the "Company") AND JOHN GARDINER (2) DATED 19 FEBRUARY 2003 (the "Service Agreement")

     1. I am writing further to our recent discussions, to confirm a variation to your Service Agreement.

     2. With effect from October 1, 2005 you will work for the Company 1 day per week.

     3. Accordingly, your salary will be adjusted to 37,500 UK pounds sterling per annum less appropriate deductions for tax and national insurance contributions.

     4. To indicate your acceptance of this variation, please sign and return the attached copy of this letter.


Yours sincerely



/s/ Tony Westlake
-----------------------------


For and on behalf of E-Pay Limited



Acknowledged and approved:


/s/ John Gardiner
-----------------------------
John Gardiner